POWER OF ATTORNEY
	Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) the Chief Executive Officer of Terns Pharmaceuticals, inc. (the "Company"), who is currently Amy Burroughs, (ii) Chief Financial Officer of Terns Pharmaceuticals, Inc. (the "Company"), who is currently Mark Vignola, (iii) the Company's General Counsel and Chief Operating Officer, who
is currently Bryan Yoon and (iv) the Company's Controller, who is currently David Strauss, and their respective successors, signing singly, with full power of substitution, as the undersigned's true and lawful
attorney-in-fact to:
 (1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and a Form ID, Uniform Application for Access
Codes to File on EDGAR;
(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or Form ID and timely file such forms (including any amendments
thereto) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority;
(3)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact- assumed (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
	The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
	This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

[Signature Page Follows]


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date below.


Name: Emil Kuriakose
Signature: /s/ Emil Kuriakose
Date:	February 22, 2024